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                                                                    EXHIBIT 11.1
                 CHANCELLOR BROADCASTING COMPANY AND SUBSIDIARIES
                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


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                                                      THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                      -------------------------------   ------------------------------
                                                          1995           1996               1995           1996
                                                      ------------   ------------       ------------   ------------
Computation for statements of operations:
 Net loss before extraordinary loss . . . . . .       $ (1,109,921)  $ (1,061,804)      $ (9,299,528)  $(11,002,172)
 Loss on repurchase of preferred
  stock of subsidiary . . . . . . . . . . . . .                 --             --                 --     16,570,065
                                                      ------------   ------------       ------------   ------------
   Loss before extraordinary loss
    applicable to common stock. . . . . . . . .         (1,109,921)    (1,061,804)        (9,299,528)   (27,572,237)
 Extraordinary loss . . . . . . . . . . . . . .                 --        963,267                 --      5,609,188
                                                      ------------   ------------       ------------   ------------
   Net loss applicable to common stock. . . . .       $ (1,109,921)  $ (2,025,071)      $ (9,299,528)  $(33,181,425)
                                                      ------------   ------------       ------------   ------------
                                                      ------------   ------------       ------------   ------------

Computation for weighted average common shares outstanding:
 Weighted average common shares
  outstanding. . . . . . . . . . . . . . . . .           8,849,851     17,925,622          8,849,851     16,125,754
 Incremental common shares applicable
  to common stock options based on
  the estimated fair value of the stock. . . .             219,595        716,939            309,398        401,925
 Common stock options excluded based
  on anti-dilutive effect. . . . . . . . . . .            (219,595)      (716,939)          (309,398)      (401,925)
                                                      ------------   ------------       ------------   ------------
 Weighted average common shares. . . . . . . .           8,849,851     17,925,622          8,849,851     16,125,754
                                                      ------------   ------------       ------------   ------------
                                                      ------------   ------------       ------------   ------------

Loss per common share:
 Primary and fully diluted
  Loss before extraordinary loss . . . . . . .        $      (0.13)  $      (0.06)      $      (1.05)   $     (1.71)
  Extraordinary loss . . . . . . . . . . . . .                  --          (0.05)                --          (0.35)
                                                      ------------   ------------       ------------   ------------
   Net loss. . . . . . . . . . . . . . . . . .        $      (0.13)  $      (0.11)      $      (1.05)   $     (2.06)
                                                      ------------   ------------       ------------   ------------
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